UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

ONCOGENEX PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of OncoGenex Pharmaceuticals, Inc. (the “Company”) approved an amendment to Company’s 2010 Performance Incentive Plan, as amended (the “2010 Plan”), at the Annual Meeting of Stockholders of the Company held on May 26, 2011 (the “Annual Meeting”). The Board of Directors of the Company approved the amendments to the 2010 Plan on March 22, 2011, subject to stockholder approval at the Annual Meeting. Accordingly, the 2010 Plan amendments became effective upon stockholder approval at the Annual Meeting. The Company’s named executive officers may participate in the 2010 Plan.

As a result of stockholder approval of amendments to the 2010 Plan at the Annual Meeting, the 2010 Plan was amended to (a) provide for an increase in the total shares of common stock available for issuance under the 2010 Plan from 450,000 to 1,050,000, (b) provide for a maximum number of shares that may be issuable under the 2010 Plan as incentive stock options of 1,050,000, and (c) approve certain performance criteria and share limits and other changes to the 2010 Plan to preserve corporate income tax deductions that may become available to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The foregoing summary of the Plan amendments is qualified in its entirety by reference to Appendix A to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 21, 2011 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders (a) elected the six nominees identified in the table below to the Board of Directors of the Company to serve until the Company’s 2012 Annual Meeting of Stockholders or until successors are duly elected and qualified (“Election of Directors”), (b) ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year (“Auditor Ratification”), (c) approved the amendments to the 2010 Plan (“2010 Plan Amendments”), (d) approved, on an advisory basis, the compensation paid to the Company’s named executive officers as set forth in the Proxy Statement (“Advisory Compensation Vote”) and (e) indicated their preference, on an advisory basis, that an advisory vote on the compensation of the Company’s named executive officers be held every three years (“Advisory Frequency Vote”). Set forth below are the final voting tallies for the 2010 Annual Meeting:

Proposal: Election of Directors	For	Withheld	Broker Non-Vote
Scott Cormack	3,856,131	12,656	2,506,337
Neil Clendeninn	3,856,237	12,550	2,506,337
Jack Goldstein	3,851,994	16,793	2,506,337
Martin Mattingly	3,851,884	16,903	2,506,337
Stewart Parker	3,851,828	16,959	2,506,337
David Smith	3,851,900	16,887	2,506,337

Proposal:	For	Against	Abstain	Broker Non-Vote
Auditor Ratification	6,343,795	25,442	5,887	0
2010 Plan Amendments	3,751,596	97,455	19,736	2,506,337
Advisory Compensation Vote	3,793,625	53,278	21,884	2,506,337

	One	Two	Three		Broker
	Year	Years	Years	Abstain	Non-Vote
Proposal: Advisory Frequency Vote	1,432,441	481,457	1,946,788	8,101	2,506,337

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: June 2, 2011	/s/ Cameron Lawrence

Cameron Lawrence
Principal Accounting Officer